Exhibit 99.1





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549




                            ------------------------

           Financial statements and schedules furnished in lieu of the


                                   FORM 11-K


                                  Annual Report


                       Pursuant to Rule 15d-21 under the
                        Securities Exchange Act of 1934

                            ------------------------


For the fiscal year ended December 31, 1996


     A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:


                        WISCONSIN ELECTRIC POWER COMPANY
                        MANAGEMENT EMPLOYEE SAVINGS PLAN


     B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:



                          WISCONSIN ENERGY CORPORATION
                            231 West Michigan Street
                                  P.O. Box 2949
                           Milwaukee, Wisconsin  53201












                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                            WISCONSIN ELECTRIC POWER COMPANY
                                            MANAGEMENT EMPLOYEE SAVINGS PLAN
                                            --------------------------------
                                                      Name of Plan






           June 27, 1997                    By   /s/ Thomas H. Fehring
                                            ---------------------------------
                                              Thomas H. Fehring, Savings Plan
                                                Policy Committee Member










































                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------



To the Participants and
 Plan Administrator of the
 Wisconsin Electric Power Company
 Management Employee Savings Plan


In our opinion, the accompanying statements of net assets available for benefits with fund information and the related statements of changes in net assets available for benefits with fund information present fairly, in all material respects, the net assets available for benefits of the Wisconsin Electric Power Company Management Employee Savings Plan (the "Plan") at December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's administrator; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the plan administrator, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in
Schedule I and Schedule II is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




June 23, 1997





                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                                   December 31, 1996
                                                                     (Page 1 of 2)
                                     --------------------------------------------------------------------------------
                                                                   Participant-Directed
                                     --------------------------------------------------------------------------------
                                                                                              Fidelity
                                                        WEC         Fidelity     Fidelity    U.S. Equity
                                     Blended Rate      Common        Equity       Growth       Index       Fidelity
                                        Income         Stock         Income       Company    Commingled    Balanced
                                         Fund           Fund          Fund         Fund         Pool         Fund
                                     ------------   -----------   -----------  -----------  ------------   ----------
Assets
Investments, at fair value (Note 2)
  Mutual and pooled funds             $         0   $45,708,902   $27,600,948  $22,148,582  $14,615,664    $3,306,878
  Participant notes receivable                  0             0             0            0            0             0
                                      -----------   -----------   -----------  -----------  -----------    ----------
                                                0    45,708,902    27,600,948   22,148,582   14,615,664     3,306,878
                                      -----------   -----------   -----------  -----------  -----------    ----------

Investments, at contract value
  (Note 2)                             32,653,473             0             0            0            0             0
                                      -----------   -----------   -----------  -----------  -----------    ----------
   Total Investments                   32,653,473    45,708,902    27,600,948   22,148,582   14,615,664     3,306,878
                                      -----------   -----------   -----------  -----------  -----------    ----------
Cash                                    1,327,687             0             0            0            0             0
                                      -----------   -----------   -----------  -----------  -----------    ----------
      Net assets available
        for benefits                  $33,981,160   $45,708,902   $27,600,948  $22,148,582  $14,615,664    $3,306,878
                                      ===========   ===========   ===========  ===========  ===========    ==========






                               The accompanying notes are an integral part of the financial statements.







































                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                               (Continued)

                                                                    December 31, 1996
                                                                      (Page 2 of 2)
                                     --------------------------------------------------------------------------------
                                                                   Participant-Directed
                                     --------------------------------------------------------------------------------
                                       Fidelity
                                      Retirement
                                      Government    Fidelity                    Fidelity
                                        Money       U.S. Bond      Fidelity    Low-Priced
                                        Market       Index         Overseas      Stock          Loan
                                       Portfolio    Portfolio        Fund         Fund          Fund         Total
                                      -----------  ----------     ----------   -----------   -----------  -----------
Assets
Investments, at fair value (Note 2)
  Mutual and pooled funds             $   863,061   $ 1,421,712   $ 5,604,367  $   604,951  $         0   $121,875,065
  Participant notes receivable                  0             0             0            0    3,285,263      3,285,263
                                      -----------   -----------   -----------  -----------  -----------   ------------
                                          863,061     1,421,712     5,604,367      604,951    3,285,263    125,160,328
                                      -----------   -----------   -----------  -----------  -----------   ------------

Investments, at contract value
  (Note 2)                                      0             0             0            0            0     32,653,473
                                      -----------   -----------   -----------  -----------  -----------   ------------
   Total Investments                      863,061     1,421,712     5,604,367      604,951    3,285,263    157,813,801
                                      -----------   -----------   -----------  -----------  -----------   ------------
Cash                                            0             0             0            0            0      1,327,687
                                      -----------   -----------   -----------  -----------  -----------   ------------
      Net assets available
        for benefits                  $   863,061   $ 1,421,712   $ 5,604,367  $   604,951  $ 3,285,263   $159,141,488
                                      ===========   ===========   ===========  ===========  ===========   ============






                           The accompanying notes are an integral part of the financial statements.






































                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                                    December 31, 1995
                                                                      (Page 1 of 2)
                                         --------------------------------------------------------------------------------
                                                                   Participant-Directed
                                         --------------------------------------------------------------------------------
                                                                                                  Fidelity
                                                            WEC         Fidelity     Fidelity    U.S. Equity
                                         Blended Rate      Common        Equity       Growth       Index       Fidelity
                                            Income         Stock         Income       Company    Commingled    Balanced
                                             Fund           Fund          Fund         Fund         Pool         Fund
                                         ------------   -----------   -----------  -----------  ------------   ----------
Assets
Investments, at fair value (Note 2)
  Mutual and pooled funds                 $         0   $51,383,227   $19,964,408  $16,290,632  $10,283,526    $3,055,407
  Participant notes receivable                      0             0             0            0            0             0
                                          -----------   -----------   -----------  -----------  -----------    ----------
                                                    0    51,383,227    19,964,408   16,290,632   10,283,526     3,055,407
                                          -----------   -----------   -----------  -----------  -----------    ----------
Investments, at contract value
  (Note 2)                                 30,652,456             0             0            0            0             0
                                          -----------   -----------   -----------  -----------  -----------    ----------
   Total investments                       30,652,456    51,383,227    19,964,408   16,290,632   10,283,526     3,055,407
                                          -----------   -----------   -----------  -----------  -----------    ----------

Cash                                        2,913,784       631,290             0            0            0             0
                                          -----------   -----------   -----------  -----------  -----------    ----------

      Net assets available
        for benefits                      $33,566,240   $52,014,517   $19,964,408  $16,290,632  $10,283,526    $3,055,407
                                          ===========   ===========   ===========  ===========  ===========    ==========






                               The accompanying notes are an integral part of the financial statements.







































                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                               (Continued)

                                                                    December 31, 1995
                                                                      (Page 2 of 2)
                                            ---------------------------------------------------------------
                                                                   Participant-Directed
                                            ---------------------------------------------------------------
                                             Fidelity
                                            Retirement
                                            Government    Fidelity
                                              Money       U.S. Bond   Fidelity
                                              Market       Index      Overseas       Loan
                                             Portfolio    Portfolio     Fund         Fund         Total
                                            -----------  ----------  ----------   -----------  -----------
Assets
Investments at fair value (Note 2)
  Mutual and pooled funds                   $ 867,814   $1,205,329  $3,843,462    $        0   $106,893,805
  Participant notes receivable                      0            0           0     2,687,151      2,687,151
                                            ---------   ----------  ----------    ----------   ------------
                                              867,814    1,205,329   3,843,462     2,687,151    109,580,956
                                            ---------   ----------  ----------    ----------   ------------
Investments, at contract value
  (Note 2)                                          0            0           0             0     30,652,456
                                            ---------   ----------  ----------    ----------   ------------
   Total investments                          867,814    1,205,329   3,843,462     2,687,151    140,233,412
                                            ---------   ----------  ----------    ----------   ------------

Cash                                                0            0           0             0      3,545,074
                                            ---------   ----------  ----------    ----------   ------------
      Net assets available
        for benefits                        $ 867,814   $1,205,329  $3,843,462    $2,687,151   $143,778,486
                                            =========   ==========  ==========    ==========   ============






                           The accompanying notes are an integral part of the financial statements.





































                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                           For the Year Ended December 31, 1996
                                                                      (Page 1 of 2)
                               --------------------------------------------------------------------------------------------
                                                                   Participant-Directed
                               --------------------------------------------------------------------------------------------
                                                                                                   Fidelity
                                                   WEC            Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common           Equity           Growth          Index         Fidelity
                                  Income          Stock            Income           Company       Commingled      Balanced
                                   Fund            Fund             Fund             Fund            Pool           Fund
                               ------------    ------------      ------------     ----------     ------------    ----------
Additions
Additions to net assets
attributed to:
  Investment income:
    Interest and dividends      $ 2,102,878     $ 1,749,347      $ 1,692,866     $   960,030      $         0    $  145,335
    Net (depreciation)
     appreciation in fair
     value of investments                 0      (5,480,552)       2,893,655       2,029,930        2,619,363       122,825
                                -----------     -----------      -----------     -----------      -----------    ----------
                                  2,102,878      (3,731,205)       4,586,521       2,989,960        2,619,363       268,160
                                -----------     -----------      -----------     -----------      -----------    ----------
Contributions:
  Participants'                   1,466,761       1,021,348        1,533,046       1,681,944          805,891       401,939
  Employer's                              0       2,405,824                0               0                0             0
                                -----------     -----------      -----------     -----------      -----------    ----------
                                  1,466,761       3,427,172        1,533,046       1,681,944          805,891       401,939
                                -----------     -----------      -----------     -----------      -----------    ----------
     Total additions              3,569,639        (304,033)       6,119,567       4,671,904        3,425,254       670,099
                                -----------     -----------      -----------     -----------      -----------    ----------

Deductions
Deductions from net assets
attributed to:
  Administrative expenses                 0           3,298               81               0                0             0
  Benefits paid to
  participants                    2,414,304       1,358,374          632,114         465,635          316,773        97,219
                                -----------     -----------      -----------     -----------      -----------    ----------
     Total deductions             2,414,304       1,361,672          632,195         465,635          316,773        97,219
                                -----------     -----------      -----------     -----------      -----------    ----------

Net increase (decrease) prior
to interfund and plan transfers   1,155,335      (1,665,705)       5,487,372       4,206,269        3,108,481       572,880
  Interfund transfers              (899,518)     (4,771,998)       1,970,989       1,360,070        1,127,444      (367,633)
  Plan transfers (Note 3)           159,103         132,088          178,179         291,611           96,213        46,224
                                -----------     -----------      -----------     -----------      -----------    ----------
   Net increase (decrease)          414,920      (6,305,615)       7,636,540       5,857,950        4,332,138       251,471

Net assets available for
benefits:
  Beginning of year              33,566,240      52,014,517       19,964,408      16,290,632       10,283,526     3,055,407
                                -----------     -----------      -----------     -----------      -----------    ----------
  End of year                   $33,981,160     $45,708,902      $27,600,948     $22,148,582      $14,615,664    $3,306,878
                                ===========     ===========      ===========     ===========      ===========    ==========






                                The accompanying notes are an integral part of the financial statements.













                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                                 (Continued)
                                                           For the Year Ended December 31, 1996
                                                                      (Page 2 of 2)
                               --------------------------------------------------------------------------------------------
                                                                   Participant-Directed
                               --------------------------------------------------------------------------------------------
                                 Fidelity
                                Retirement
                                Government       Fidelity                         Fidelity
                                  Money          U.S. Bond        Fidelity       Low-Priced
                                  Market           Index          Overseas         Stock             Loan
                                 Portfolio       Portfolio          Fund            Fund             Fund            Total
                                -----------     -----------      -----------     -----------      ----------     ------------
Additions
Additions to net assets
attributed to:
  Investment income:
    Interest and dividends      $    43,861     $    93,056      $   338,877     $     5,614      $   255,563    $  7,387,427
    Net (depreciation)
     appreciation in fair
     value of investments                 0         (43,526)         246,569           7,366                0       2,395,630
                                -----------     -----------      -----------     -----------      -----------    ------------
                                     43,861          49,530          585,446          12,980          255,563       9,783,057
                                -----------     -----------      -----------     -----------      -----------    ------------
Contributions:
  Participants'                      76,496         162,027          523,019           3,924                0       7,676,395
  Employer's                              0               0                0               0                0       2,405,824
                                -----------     -----------      -----------     -----------      -----------    ------------
                                     76,496         162,027          523,019           3,924                0      10,082,219
                                -----------     -----------      -----------     -----------      -----------    ------------
     Total additions                120,357         211,557        1,108,465          16,904          255,563      19,865,276
                                -----------     -----------      -----------     -----------      -----------    ------------

Deductions
Deductions from net assets
attributed to:
  Administrative expenses                 0               0                0               0                0           3,379
  Benefits paid to
  participants                       53,868          17,023          161,796               0           26,245       5,543,351
                                -----------     -----------      -----------     -----------      -----------    ------------
     Total deductions                53,868          17,023          161,796               0           26,245       5,546,730
                                -----------     -----------      -----------     -----------      -----------    ------------

Net increase (decrease) prior
to interfund and plan transfers      66,489         194,534          946,669          16,904          229,318      14,318,546
  Interfund transfers               (72,170)         (7,289)         751,325         588,047          320,733               0
  Plan transfers (Note 3)               928          29,138           62,911               0           48,061       1,044,456
                                -----------     -----------      -----------     -----------      -----------    ------------
   Net increase (decrease)           (4,753)        216,383        1,760,905         604,951          598,112      15,363,002

Net assets available for
benefits:
  Beginning of year                 867,814       1,205,329        3,843,462               0        2,687,151     143,778,486
                                -----------     -----------      -----------     -----------      -----------    ------------
  End of year                   $   863,061     $ 1,421,712      $ 5,604,367     $   604,951      $ 3,285,263    $159,141,488
                                ===========     ===========      ===========     ===========      ===========    ============







                              The accompanying notes are an integral part of the financial statements.












                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                          For the year ended December 31, 1995
                                                                      (Page 1 of 2)
                               ---------------------------------------------------------------------------------------------
                                                                   Participant-Directed
                               ---------------------------------------------------------------------------------------------
                                                                                                   Fidelity
                                                   WEC            Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common           Equity           Growth          Index         Fidelity
                                  Income          Stock            Income           Company       Commingled      Balanced
                                   Fund            Fund             Fund             Fund            Pool           Fund
                               ------------    ------------      ------------     ----------     ------------    ----------
Additions
Additions to net assets
attributed to:
  Investment income:
    Interest and dividends      $ 2,118,215     $ 1,693,068      $ 1,141,470     $   728,744      $         0    $  126,469
    Net appreciation in fair
     value of investments                 0       8,959,561        3,479,581       3,032,593        2,645,745       282,121
                                -----------     -----------      -----------     -----------      -----------    ----------
                                  2,118,215      10,652,629        4,621,051       3,761,337        2,645,745       408,590
                                -----------     -----------      -----------     -----------      -----------    ----------
Contributions:
  Participants'                   1,417,378         938,302        1,242,175       1,280,389          602,514       374,113
  Employer's                              0       2,129,042                0               0                0             0
                                -----------     -----------      -----------     -----------      -----------    ----------
                                  1,417,378       3,067,344        1,242,175       1,280,389          602,514       374,113
                                -----------     -----------      -----------     -----------      -----------    ----------
     Total additions              3,535,593      13,719,973        5,863,226       5,041,726        3,248,259       782,703
                                -----------     -----------      -----------     -----------      -----------    ----------

Deductions
Deductions from net assets
attributed to:
  Benefits paid to
  participants                    2,806,330       1,462,438          673,738         486,971          400,163       256,840
                                -----------     -----------      -----------     -----------      -----------    ----------
     Total deductions             2,806,330       1,462,438          673,738         486,971          400,163       256,840
                                -----------     -----------      -----------     -----------      -----------    ----------

Net increase (decrease) prior
to interfund and plan transfers     729,263      12,257,535        5,189,488       4,554,755        2,848,096       525,863
  Interfund transfers             1,579,978      (5,267,060)         351,201       2,936,271          741,623      (340,809)
  Plan transfers (Note 3)           253,423         146,081          126,428          66,126           16,064        17,593
                                -----------     -----------      -----------     -----------      -----------    ----------
   Net increase (decrease)        2,562,664       7,136,556        5,667,117       7,557,152        3,605,783       202,647

Net assets available for
benefits:
  Beginning of year              31,003,576      44,877,961       14,297,291       8,733,480        6,677,743     2,852,760
                                -----------     -----------      -----------     -----------      -----------    ----------
  End of year                   $33,566,240     $52,014,517      $19,964,408     $16,290,632      $10,283,526    $3,055,407
                                ===========     ===========      ===========     ===========      ===========    ==========






                                The accompanying notes are an integral part of the financial statements.







                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    MANAGEMENT EMPLOYEE SAVINGS PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                              (Continued)
                                                       For the year ended December 31, 1995
                                                                   (Page 2 of 2)
                               -------------------------------------------------------------------------------
                                                               Participant-Directed
                               -------------------------------------------------------------------------------
                                 Fidelity
                                Retirement
                                Government       Fidelity
                                  Money          U.S. Bond        Fidelity
                                  Market           Index          Overseas          Loan
                                 Portfolio       Portfolio          Fund            Fund             Total
                                -----------     -----------      -----------     -----------     -------------
Additions
Additions to net assets
attributed to:
  Investment income:
    Interest and dividends      $    53,428     $    74,122      $    88,653     $   197,775      $  6,221,944
    Net appreciation in fair
     value of investments                 0          95,677          217,286               0        18,712,564
                                -----------     -----------      -----------     -----------      ------------
                                     53,428         169,799          305,939         197,775        24,934,508
                                -----------     -----------      -----------     -----------      ------------
Contributions:
  Participants'                      83,513         142,925          446,967               0         6,528,276
  Employer's                              0               0                0               0         2,129,042
                                -----------     -----------      -----------     -----------      ------------
                                     83,513         142,925          446,967               0         8,657,318
                                -----------     -----------      -----------     -----------      ------------
     Total additions                136,941         312,724          752,906         197,775        33,591,826
                                -----------     -----------      -----------     -----------      ------------

Deductions
Deductions from net assets
attributed to:
  Benefits paid to
  participants                      181,605          84,455          168,233          10,714         6,531,487
                                -----------     -----------      -----------     -----------      ------------
     Total deductions               181,605          84,455          168,233          10,714         6,531,487
                                -----------     -----------      -----------     -----------      ------------

Net increase (decrease) prior
to interfund and plan transfers     (44,664)        228,269          584,673         187,061        27,060,339
  Interfund transfers              (275,110)         60,989           59,467         153,450                 0
  Plan transfers (Note 3)            36,600          12,487           15,576          23,934           714,312
                                -----------     -----------      -----------     -----------      ------------
   Net increase (decrease)         (283,174)        301,745          659,716         364,445        27,774,651

Net assets available for
benefits:
  Beginning of year               1,150,988         903,584        3,183,746       2,322,706       116,003,835
                                -----------     -----------      -----------     -----------      ------------
  End of year                   $   867,814     $ 1,205,329      $ 3,843,462     $ 2,687,151      $143,778,486
                                ===========     ===========      ===========     ===========      ============






                                The accompanying notes are an integral part of the financial statements.




                           WISCONSIN ELECTRIC POWER COMPANY
                           MANAGEMENT EMPLOYEE SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS



NOTE 1 - DESCRIPTION OF THE PLAN
--------------------------------

The following description of the Wisconsin Electric Power Company ("WE" or the "Company") Management Employee Savings Plan ("MESP" or "Plan") provides only general information. Participants should refer to the Plan agreement for a more comprehensive description of the Plan's provisions.

General - The Plan is a defined contribution plan covering all management employees of WE who are projected to complete at least 1000 hours of service within one year from hire date. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Wisconsin Energy Corporation ("WEC") Board of Directors has approved the merger of the MESP and a similar Plan for represented employees. The assets of the two plans will be merged during 1997.

Contributions - Contributions are subject to certain limitations of the Internal Revenue Code ("IRC"). Prior to 1996, participants were allowed to contribute up to 15% of their pre-tax base wages, as defined in the Plan. Effective January 1, 1996, participants are allowed to contribute up to 20% of their pre-tax base wages, as defined in the Plan. Participants may also contribute to the Plan, on a post-tax basis, and may contribute amounts representing distributions from other qualified defined benefit or contribution plans. The Company matches 50 percent of the first 6 percent of base wages up to a maximum contribution of 3 percent of qualified compensation, as defined in the Plan. All employer contributions are invested in the WEC Common Stock Fund.

Participant Accounts - Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and (b) Plan earnings. Earnings on investments are not taxed while such amounts accumulate in the Plan.

Vesting - Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching contribution portion of their account plus actual earnings thereon occurs after the participant achieves 1000 hours of service.

Investment Options - Participant contributions may be made, in whole percentages, to any of the following ten investment options:

   - Blended Rate Income Fund - This fund invests in a series of guaranteed investment contracts from insurance companies or financial institutions in order to provide a blended rate of return with a low risk to principal.

   -  WEC Common Stock Fund - This fund invests in WEC common stock.

   - Fidelity Equity Income Fund - This fund invests in securities with above-average yields and the potential for future investment growth.

   - Fidelity Growth Company Fund - This fund invests primarily in common stocks and securities convertible into common stocks seeking long-term capital appreciation.

   - Fidelity U.S. Equity Index Commingled Pool - This fund attempts to provide results corresponding to the total return performance of a broad number of common stocks publicly traded in the United States, by approximating the composition and total return of the Standard & Poor's 500-stock index.

   - Fidelity Balanced Fund - This fund invests primarily in investment-grade or higher bonds, and other high-yielding securities, including foreign and domestic stocks. The fund seeks as much income as possible while preserving capital.

   - Fidelity Retirement Government Money Market Portfolio - This fund invests in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies and instrumentalities. The fund seeks a high level of current income while preserving the principal of its investors.

   - Fidelity U.S. Bond Index Portfolio - This fund attempts to balance its investments in U.S. government, corporate, mortgage and income securities in the same proportion as their representation in the Lehman Brothers Aggregate Bond Index, a U.S. investment-grade, fixed-income index comprising approximately 6,500 securities.

   - Fidelity Overseas Fund - This fund invests primarily in foreign securities. The fund seeks long-term capital appreciation.

   - Fidelity Low-Priced Stock Fund - This fund invests mainly in low-priced common and preferred stock ($25 or less at time of purchase). This fund seeks long-term capital appreciation.

The value of participant investments in the Blended Rate Income Fund grows through interest earnings at negotiated interest rates, while investment growth
(loss) in mutual funds results from dividends plus a net increase (decrease) in the market value of securities in the fund.

Participants may change their investment options daily.

Participant Withdrawals and Terminations - The full value of a participant's MESP account is distributed through a lump-sum cash payment to the employee or designated beneficiary upon retirement, termination of employment or death, for account balances less than $3,500. Distributions of participant account balances greater than $3,500 are based on participant elections in accordance with the Plan provisions.

As the Plan is primarily designed to meet long-term financial needs, employees may permanently withdraw amounts from their accounts only under the terms of the Plan's financial hardship withdrawal guidelines.

Amounts paid from MESP accounts are subject to federal income tax upon distribution.

Participant Notes Receivable - Participant may borrow from their fund accounts up to a maximum of 50% of their account balance or $50,000 reduced by the highest outstanding loan balance over the past 12 months. Loans are repayable monthly over periods not to exceed 5 years. The interest rate charged on participant loans is fixed at the beginning of each loan at prime rate at Firstar Bank plus 1%.

Plan Termination - Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

Tax Status - The Internal Revenue Service has determined and informed the Company by a letter dated July 28, 1995, that the Plan and related trust are designed in accordance with applicable sections of the IRC. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

Administration - A trustee is utilized in connection with the operation of the Plan. The Chief Financial Officer and Treasurer of WEC serves as the Plan Administrator.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

Basis of Accounting - The Plan's financial statements are prepared on the accrual basis of accounting.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Valuation - The assets of the Plan are stated at fair value. The assets within the Blended Rate Income Fund are guaranteed investment contracts which are stated at contract value, which approximates fair value. Contract value represents contributions made under the contract, plus interest at the contract rate, less participant withdrawals. The other investments are stated at fair value based on the quoted asset values on the last day of the Plan year.

Income Recognition - Assets are recorded at market value and the Statements of Changes in Net Assets Available for Benefits with fund information include recognition of net unrealized appreciation or depreciation for the year on assets held at year-end. Net unrealized appreciation or depreciation of investments fluctuates based upon the market price of investments held.

Realized gains and losses are calculated in accordance with the Department of Labor regulations. Under these regulations, realized gains and losses are calculated as sale proceeds less the carrying value of the investment at the beginning of the year or acquisition cost if acquired during the year. The carrying value of the investment is calculated at each year-end, whereby the original cost of the investment is adjusted to market value.

Interest and dividends are recorded as earned.

Payment of Benefits - Benefits are recorded when paid.

Expenses of the Plan - All significant administrative expenses are paid by the Company, except for loan origination fees which are paid by the borrowing participant and charged against the fund from which the borrowings are made.

Reclassifications - Certain reclassifications have been made to the December 31, 1995 financial statements to conform to the current year presentation.


NOTE 3 - PLAN TRANSFERS
-----------------------

During the year ended December 31, 1996, plan transfers were comprised of $558,151 transferred from the Wisconsin Electric Power Company Represented Employee Savings Plan ("RESP") and $486,305 transferred from other qualified defined benefit or contribution plans. Plan transfers for the year ended December 31, 1995 were comprised of $565,753 and $148,559 of transfers in from the RESP and other qualified plans, respectively.


NOTE 4 - AMOUNTS ALLOCATED TO WITHDRAWN PARTICIPANTS
----------------------------------------------------

Approximately $44,387,256 and $41,600,608 of plan assets have been allocated to the accounts of persons who are no longer active participants of the Plan as of December 31, 1996 and 1995, respectively. The following is a summary of the amounts allocated to withdrawn participants:

                                                           December 31,
                                                          -------------
                                                        1996         1995
                                                        ----         ----

      Blended Rate Income Fund                      $13,162,422   $13,191,996
      WEC Common Stock Fund                          11,833,223    13,642,671
      Fidelity Equity Income Fund                     7,596,954     5,734,860
      Fidelity Growth Company Fund                    5,225,430     4,170,188
      Fidelity US Equity Index Commingled Pool        4,058,503     2,754,167
      Fidelity Balanced Fund                            804,406       773,437
      Fidelity Retirement Government Money
        Market Portfolio                                264,302       272,946
      Fidelity US Bond Index Portfolio                  289,852       268,492
      Fidelity Overseas Fund                          1,088,038       791,851
      Fidelity Low-Priced Stock Fund                     64,126          -
                                                    -----------   -----------
                                                    $44,387,256   $41,600,608
                                                    ===========   ===========





                                WISCONSIN ELECTRIC POWER COMPANY
                                --------------------------------
                                MANAGEMENT EMPLOYEE SAVINGS PLAN
                                --------------------------------
                  I. ITEM 27a - Schedule of Assets Held for Investment Purposes
                  -------------------------------------------------------------
                                     As of December 31, 1996
                                     -----------------------

                                                           Description of investment including
                Identity of issue, borrower,                 maturity date, rate of interest,
                  lessor, or similar party                  collateral, par or maturity value          Cost         Current Value
        ----------------------------------------------    -------------------------------------    -------------    -------------

          Blended Rate Income Fund                        Various investment contracts               $32,653,473     $32,653,473

          WEC Common Stock Fund                           Mutual/pooled fund                          28,124,995      45,708,902

          Fidelity Equity Income Fund                     Mutual/pooled fund                          21,540,054      27,600,948

          Fidelity Growth Company Fund                    Mutual/pooled fund                          18,235,935      22,148,582

          Fidelity U.S. Equity Index Commingled Pool      Mutual/pooled fund                           9,203,349      14,615,664

          Fidelity Balanced Fund                          Mutual/pooled fund                           3,105,753       3,306,878

          Fidelity Retirement Government Money Market
            Portfolio                                     Mutual/pooled fund                             863,061         863,061

          Fidelity U.S. Bond Index Portfolio              Mutual/pooled fund                           1,433,629       1,421,712

          Fidelity Overseas Fund                          Mutual/pooled fund                           5,183,284       5,604,367

          Fidelity Low-Priced Stock Fund                  Mutual/pooled fund                             597,585         604,951

          Loan Fund                                       Participant notes receivable                 3,285,263       3,285,263




                                WISCONSIN ELECTRIC POWER COMPANY
                                --------------------------------
                                MANAGEMENT EMPLOYEE SAVINGS PLAN
                                --------------------------------
                       II. Item 27d - Schedule of Reportable Transactions
                       --------------------------------------------------
                              For the Year Ended December 31, 1996
                              ------------------------------------

                                                                                  (f)                      (h)
                                                                                Expense                Current value
       (a)                  (b)                  (c)         (d)       (e)     incurred       (g)       of asset on       (i)
Identity of party        Description           Purchase    Selling    Lease      with       Cost of     transaction    Net gain
    involved              of Asset              Price       Price     rental  transaction    Asset          date       or (loss)
-----------------  ------------------------   ----------  ----------  ------  -----------  ----------  -------------   ---------
Fidelity           Blended Rate Income Fund
     211 purchases                           $16,620,159                                  $16,620,159    $16,620,159
     211 sales                                           $16,205,274   N/A       None      16,205,274     16,205,274          $0

Wisconsin Energy   WEC Common Stock Fund
 Corporation
     230 purchases                             7,509,000                                    7,509,000      7,509,000
     216 sales                                            10,083,409   N/A       None       7,247,639     10,083,409   2,835,770

Fidelity           Equity Income Fund
     228 purchases                             9,862,030                                    9,862,030      9,862,030
     158 sales                                             5,119,178   N/A       None       4,643,866      5,119,178     475,312

Fidelity           Growth Company Fund
     236 purchases                            11,822,505                                   11,822,505     11,822,505
     156 sales                                             7,994,485   N/A       None       7,431,066      7,994,485     563,419





















































                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-62157) of Wisconsin Energy Corporation of our report dated June 23, 1997 appearing in this Exhibit 99.1 filed with Amendment No. 1 (on Form 10-K/A) to the Wisconsin Energy Corporation December 31, 1996 Form 10-K.





/s/ Price Waterhouse LLP
---------------------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
June 27, 1997